UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 23, 2014 (December 1, 2014)

CITY MEDIA, INC.
(Exact name of registrant as specified in its charter)

UTAH
(State or other jurisdiction of incorporation)

000-54754
(Commission File No.)

5635 N. Scottsdale Road
Scottsdale, Arizona 85250
(Address of principal executive offices and Zip Code)

4685 S. Highland Drive, Suite 202
Salt Lake City, UT   84117
(Former Address of principal executive offices and Zip Code if change since last report)

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS

      On December 1, 2014, Thomas Howells and Kelly Trimble resigned as members of our board of directors.   Neither Mr. Howells nor Mr. Trimble had any disagreements with us on any matter relating to our operations, policies, or practices.

      On December 16, 2014, Patrick Bilton was appointed to our board of directors.   From 1994 to 2009, Mr. Bilton was a part owner and general manager of Landscape Company located in Palm Beach, Florida.  Mr. Bilton sold the aforementioned entity in December 2009.  Since 2010, Mr. Bilton has been project manager and maintenance manager of Wirtz Inc., located in New York, New York which is engaged in large scale landscape projects, including but not limited to hardscape, landscape, water features, irrigation, and lighting.

      Mr. Bilton was appointed to the board of directors because of his experience with plants.

      Currently, Mr. Bilton has not been assigned to any committees.  Further, there currently are no material plans or arrangements, whether or not written, to which Mr. Bilton is a party.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated this 23rd day of December, 2014.

CITY MEDIA, INC.

BY:	ERIC MILLER
Eric Miller, President